UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2025

HELIX ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41955	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Cormorant Asset Management, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

(857) 702-0370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	HLXB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2025, the board of directors (the “Board”) of Helix Acquisition Corp. II (the “Company”), , appointed Mr. Albert A. Holman, III to the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board. Mr. Holman was appointed to serve as a Class III director with a term expiring at the Company’s third annual meeting of shareholders. The Board has determined that Mr. Holman meets the applicable standards for an independent director under both the Nasdaq Stock Market Rules and Rule 10A-3 under the Securities Exchange Act of 1934. Mr. Holman will serve on the Audit Committee.

Mr. Holman is the Founder and Co-Managing Partner of Chestnut Partners, Inc., a boutique investment bank that provides advice to public and private clients in the life science industry. Mr. Holman sits on the board of directors of Ratio Therapeutics Inc., a private radiopharmaceuticals company, chairs its Audit Committee and Compliance Committee, and is a member of its Compensation and Talent Committee. Mr. Holman has extensive investment banking experience, providing financial advice relating to private debt and equity capital formation, mergers and acquisitions, initial public offerings, valuations and joint ventures. Prior to founding Chestnut Partners, Inc. in 1995, Mr. Holman was Managing Director and Head of Kidder, Peabody & Co.’s New England Investment Banking Department, responsible for all public and private company coverage in New England. Before moving to Boston in 1993, he was based in New York since 1980 and served as the Head of several groups including Kidder’s Life Science Group. Mr. Holman is a graduate of Harvard University’s Graduate School of Business Administration and, he holds a B.A. from University of Michigan. He is a Trustee of Mass General Brigham Incorporated and the Boston Symphony Orchestra, Inc.

Mr. Holman’s extensive knowledge of and experience in the debt and equity capital formation, mergers and acquisitions and finance, coupled with his leadership and managerial expertise in the financial services in life sciences industry (among others), adds significant value and depth of insight to the Board and its audit committee.

In connection with his appointment to the Board, the Company’s Sponsor, Helix Holdings II LLC (the “Sponsor”), transferred 30,000 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”) held by it to Mr. Holman.

In connection with this appointment, on February 8, 2024, Mr. Holman entered into an Indemnity Agreement, a Joinder to the Registration and Rights Agreement and a Letter Agreement in substantially the same forms as the respective agreements that the Company and the other directors entered into at the time of the Company’s initial public offering

The foregoing descriptions of the Indemnity Agreement, the Letter Agreement and the Joinder to the Registration and Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement, the Letter Agreement and the Joinder, copies of which are attached as exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-276591), filed with the Securities and Exchange Commission on January 18, 2024, and exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference

Other than as disclosed above, there are no arrangements or understandings between Mr. Holman and any other persons pursuant to which Mr. Holman was selected as a director of the Company. There are no family relationships between Mr. Holman and any of the Company’s other directors or executive officers and Mr. Holman does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated February 8, 2025, by and between the Company and Albert A. Holman, III.
10.2	Joinder Agreement, dated February 8, 2025, by and between the Company and Albert A. Holman, III.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX ACQUISITION CORP. II

Date: February 10, 2025	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Chief Executive Officer

3